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                                                                     EXHIBIT 5.1

                   [PILLSBURY MADISON & SUTRO LLP LETTERHEAD]

                                               July 19, 1999


Incyte Pharmaceuticals, Inc.
3174 Porter Drive
Palo Alto, CA 94304


         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by Incyte Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 1,100,000 shares of the Company's Common Stock issuable pursuant to the Company's 1991 Stock Plan, as amended and restated on April 16, 1999 (the "Stock Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Stock Plan, will be duly authorized and legally issued and are fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.


                                Very truly yours,

                               /s/ Pillsbury Madison & Sutro LLP